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                                                                    Exhibit 23.3

                   [Gerald Herring & Company, P.C. Letterhead]


                         CONSENT OF INDEPENDENT AUDITORS

       We have issued our report dated February 4, 2003, accompanying the financial statements of First Bank Holding Company contained in the Amendment No. 1 to the Registration Statement on Form S-4 filed by Southwest Georgia Financial Corporation. We consent to the use of the aforementioned report in the Amendment No. 1 to the Registration Statement on Form S-4, and we also consent to the reference to our firm under the caption "Experts" in the joint proxy statement/prospectus, which is part of this Amendment No. 1 to the Registration Statement.


                                           /s/ Gerald Herring & Company, P.C.

                                           Gerald Herring & Company, P.C.


Sylvester, Georgia
January 20, 2004







                    Members of AICPA Division for CPA Firms-
                  SEC and Private Companies Practice Sections